




PetParadise
1675

STORE capital

Single Tenant Operational Real Estate®

Values Added By Design

2018 Third Quarter Investor Presentation

DISCLAIMER

THIS PRESENTATION CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR THE EXCHANGE ACT. SUCH FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, STATEMENTS CONCERNING OUR BUSINESS AND GROWTH STRATEGIES, INVESTMENT, FINANCING AND LEASING ACTIVITIES AND TRENDS IN OUR BUSINESS, INCLUDING TRENDS IN THE MARKET FOR LONG-TERM, TRIPLE-NET LEASES OF FREESTANDING, SINGLE-TENANT PROPERTIES. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "INTENDS," "PLANS," "LIKELY," "WILL," "BELIEVES," "SEEKS," "ESTIMATES," AND VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE OUR ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THE RESULTS OF OPERATIONS OR PLANS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. ALTHOUGH WE BELIEVE THAT THE ASSUMPTIONS UNDERLYING THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE REASONABLE, ANY OF THE ASSUMPTIONS COULD BE INACCURATE, AND THEREFORE SUCH STATEMENTS INCLUDED IN THIS PRESENTATION MAY NOT PROVE TO BE ACCURATE. IN LIGHT OF THE SIGNIFICANT UNCERTAINTIES INHERENT IN THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN, THE INCLUSION OF SUCH INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION BY US OR ANY OTHER PERSON THAT THE RESULTS OR CONDITIONS DESCRIBED IN SUCH STATEMENTS OR OUR OBJECTIVES AND PLANS WILL BE ACHIEVED. FURTHERMORE, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS AND MAY BE AFFECTED BY A VARIETY OF RISKS AND FACTORS INCLUDING, WITHOUT LIMITATION, THE RISKS DESCRIBED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017 AND SUBSEQUENT QUARTERLY REPORTS ON FORM 10-Q.

FORWARD-LOOKING STATEMENTS SET FORTH HEREIN SPEAK ONLY AS OF THE DATE HEREOF, AND WE EXPRESSLY DISCLAIM ANY OBLIGATION OR UNDERTAKING TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH REGARD THERETO, OR ANY OTHER CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED, EXCEPT TO THE EXTENT OTHERWISE REQUIRED BY LAW.

THIS PRESENTATION CONTAINS HISTORICAL PERFORMANCE INFORMATION REGARDING STORE CAPITAL, AS WELL AS OTHER COMPANIES PREVIOUSLY MANAGED BY OUR SENIOR EXECUTIVE TEAM. SUCH PAST PERFORMANCE IS NOT A GUARANTEE OF FUTURE RESULTS.

THIS PRESENTATION CONTAINS REFERENCES TO OUR COPYRIGHTS, TRADEMARKS AND SERVICE MARKS AND TO THOSE BELONGING TO OTHER ENTITIES. SOLELY FOR CONVENIENCE, COPYRIGHTS, TRADEMARKS, TRADE NAMES AND SERVICE MARKS REFERRED TO IN THIS PRESENTATION MAY APPEAR WITHOUT THE "©" OR "™" OR "SM" SYMBOLS, BUT SUCH REFERENCES ARE NOT INTENDED TO INDICATE, IN ANY WAY, THAT WE WILL NOT ASSERT, TO THE FULLEST EXTENT UNDER APPLICABLE LAW, OUR RIGHTS OR THE RIGHTS OF THE APPLICABLE LICENSOR TO THESE COPYRIGHTS, TRADEMARKS, TRADE NAMES AND SERVICE MARKS. WE DO NOT INTEND OUR USE OR DISPLAY OF OTHER COMPANIES' TRADE NAMES, COPYRIGHTS, TRADEMARKS OR SERVICE MARKS TO IMPLY A RELATIONSHIP WITH, OR ENDORSEMENT OR SPONSORSHIP OF US BY, ANY OTHER COMPANIES.

DEFINITIONS AND FOOTNOTES FOR DATA PROVIDED HEREIN ARE PROVIDED IN THE APPENDIX SECTION OF THIS PRESENTATION.

UNLESS OTHERWISE INDICATED, DATA PROVIDED HEREIN IS AS OF SEPTEMBER 30, 2018.

TABLE OF CONTENTS



STORE
capital

NYSE: STOR; U.S. PROFIT-CENTER REAL ESTATE

~30-YEAR SUCCESSFUL LEADERSHIP TRACK RECORD

$5.9B EQUITY MARKET CAP; 4.7% DIVIDEND YIELD

32% DIVIDEND INCREASE FROM 2014 TO 2018

2,206 PROPERTIES LEASED TO 421 CUSTOMERS

~75% OF LEASE CONTRACTS INVESTMENT-GRADE QUALITY[1]

UNIQUE DIRECT ORIGINATION PLATFORM


APRIL 11, 2018
NEW YORK STOCK EXCHANGE
NYSE CLOSING BELL
STOR
LISTED
NYSE
STORE capital
STOR
LISTED
NYSE
NEW YORK STOCK EXCHANGE

"As the leading company delivering real estate lease solutions to middle market and larger companies, we are proud of the positive impact we have for our tenants, their communities and their stakeholders. We succeed by helping our tenants succeed."

-- Christopher Volk, CEO

S|T|O|R|E ADDRESSES A LARGE MARKET


>$3 TRILLION
STORE MARKET
OPPORTUNITY

of Companies by Revenue

Companies >$5MM in revenues


Cumulative Counts
400,000
300,000
200,000
100,000
0
S|T|O|R|E's Target Market
(U.S. Middle Market)
$5-$10
$10-$25
$25-$50
$50-$300
$300-$1B
$1B+
($MM)

- Dedicated to net-leased profit-center real estate
- Focused on the service sector of the U.S. economy
- Market leader in profit-center net-lease solutions
- Nearly 200,000 companies in S|T|O|R|E's target market
- Approximately same size as world's third largest economy
- Over 20,000 contacts in proprietary prospecting database

S|T|O|R|E HAS MANY BROAD BASED MARKET OPPORTUNITIES.

S|T|O|R|E IS SINGLE TENANT OPERATIONAL REAL ESTATE


Popeyes

How do STORE Properties differ from other real estate?

» Three sources of payment support instead of two

Which is the unique payment source?

» Profitability from the operations of each investment

Why is that so important?

» Tenants need their profit-center real estate in order to conduct business, making our rent contracts senior to other financial obligations

STORE Properties uniquely offer the ability to create contracts that are superior to the credit quality of the tenant.


PROPERTY VALUE
CORPORATE CREDIT
UNIT-LEVEL PROFITABILITY

Filling a Broad-Based Market Need

S|T|O|R|E's tenants choose to rent because….

- Long term real estate funding solutions are lacking
- Leasing real estate replaces both debt and equity
- Lower cost of capital
- Unparalleled product flexibility

S|T|O|R|E is landlord of choice because….

- Customer-centric and solutions-oriented
- Administrative ease through responsive servicing
- Development and renovation opportunities
- A focus on corporate flexibility and wealth creation

What we do is impactful….

- Year-over-year tenant revenue growth of 15.1%[1]
- S|T|O|R|E customers added ~325,000 employees in 2017[2]
- Exclusive educational event: Inside Track Forum
- Online educational opportunities: STORE University
- Integrated real estate capital: Master Funding Solutions

S|T|O|R|E is important and fundamental to creating opportunities for our clients, their employees and other stakeholders

"B2B" ORIGINATION PLATFORM

STORE capital

Our unique platform has multiple origination channels enabling us to efficiently cover a very large market opportunity. All channels result in a B2B approach.

~80%

Internal Ownership
Direct calling efforts on thousands of companies and financial sponsors

B2B Benefits

+ Higher Lease Rates
+ Lower Real Estate Prices
+ Longer Lease Terms
+ Smaller Transaction Sizes
+ Greater Investment Diversity
+ Stronger Contracts

= Value for Stockholders

~20%

Virtual Salesforce
Tenant introductions through intermediary relationships

OUR ORIGINATION PLATFORM IS KEY TO GREATER INVESTMENT RETURNS AND LOWER RISK.

Customer Revenue Distribution[1]


% Of Total Rent & Interest
1.9%
10.2%
14.8%
29.6%
15.9%
10.3%
17.3%
<$5MM
$5 - $20MM
$20 - $50MM
$50 - $200MM
$200 - $500MM
$500MM - $1B
>$1B



S|T|O|R|E Tenant Profiles

- ~ 73% of customers have revenues over $50 million
- Median tenant revenues ~ $52 million
- Weighted average tenant revenues ~$872 million
- Employ ~2.2 million workers[2]
- Operate ~25,000 locations in all 50 states[3]

Unprecedented Granularity

- 421 customers operating across more than 100 industries
- ~ 15 net new customers quarterly
- 2,206 properties | ~ 76 net new properties quarterly
- ~ 660 contracts | ~ 32 transactions closed quarterly
- Average transaction size below $9 million
- Repeat customers about one-third of new business

Both our tenants and their employees benefit from a S|T|O|R|E relationship.

EVIDENCE-BASED REAL ESTATE INVESTING

1. Profit-Center Investing Table Stakes

STORE's entry-level guideposts


500
100
500

Demand unit-level financial reporting.
This provides the best picture of real estate quality and essentiality.

Always request master leases on multi-unit transactions.
This is the most effective way for landlords to achieve risk diversity.

Invest in properties at or below replacement cost.
This is proven to lessen defaults and raise recoveries.

Invest at yields and gross returns in excess of the brokered market.
This is proven to enhance returns and increase margins of safety.

2. Focus on The Big Picture

Criteria that stand the test of time


ANNUIT
COEPTIS

Appreciate the industry.
Seek industries likely to have sustained long-term relevance.

Understand the tenant business model.
Evaluate unlevered equity returns and market share.

Evaluate the tenant business defensive moat.
Understand what business features can keep the tenant viable and competitive.

Know the players.
Understand the background and expertise of leadership and equity investors.

3. Numbers and Analysis

Know the deal.



Evaluate the real estate.

Look to local area market rents and estimate recoveries from alternate uses.

Evaluate the corporate credit.

Assess the corporate credit and know where we stand in capital stack priority.

Evaluate unit-level financial performance.

Look to long-term unit-level rent coverage reliability.

Understand the corporate structure and recourse.

Look for parent and affiliate company recourse and potential guarantors.

STORE capital

Effective Liquidity Management

- $600 million unsecured multi-year revolving credit facility
- AAA/A+ asset-backed and Baa2/BBB unsecured borrowing options
- Virtually all borrowings are long-term and fixed rate

Effective Asset/Liability Management

- Intelligent, laddered investment-grade borrowings
- Target long-term annual debt maturities below 2.5% of assets
- Minimize gap between free cash flow[1] and debt maturities

STRATEGIC LIABILITY MANAGEMENT ($MM)[2]


$600
$500
$400
$300
$200
$100
$0
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
After
Avg Rate 3
4.8%
3.0%
4.2%
3.5%
4.4%
5.1%
4.7%
4.2%
4.4%
4.4%
4.5%
N/A
Median debt maturities
Free Cash Flow 1
Scheduled Debt Maturities
Extendable debt (three one-year options)
Debt is prepayable 24 or 36 months prior to maturity 4

Our structural aim is to have the annual gap between our free cash flow after dividends and our annual debt maturities be 1.5% of assets or less. The smaller the gap, the less sensitive our balance sheet is to changes in interest rates.

Complementary Investment-Grade Debt Options

STORE Master Funding ($1.5 billion)

- S&P rated AAA and A+
- Dedicated asset-backed securities conduit

Non-recourse with minimal covenants
Complete portfolio management flexibility
Efficient leverage of 70% at time of issuance
BBB rated notes retained for flexibility
Enables superior unsecured debt ratios
Provides leading term borrowing diversity

Unsecured Term Borrowings ($925 million)

- Moody's rated Baa2, stable outlook
- S&P and Fitch Ratings rated BBB, stable outlook

Select Ratios	BBB+/Baa1 Net Lease Average[1]	STORE Unencumbered Assets[2]
Debt/EBITDA	~5x	4.3x
Unencumbered assets/unsecured debt	~3x	3.3x
Debt service coverage	~5x	5.9x
Cash flow support from encumbered assets	NO	YES

Investment-grade borrowing diversity with resultant improved unsecured credit metrics.

GROWING UNENCUMBERED ASSET POOL ($MM)



Unencumbered Asset Pool
STORE Master Funding Asset Pool
Total Other Secured Debt Asset Pool
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$4.2B
$2.7B
$0.3B
Q3 2011
Q3 2018

OUR ACCESS TO MULTIPLE BORROWING SOURCES OPTIMIZES OUR COST OF CAPITAL.

INTERNAL GROWTH STRATEGY

DIVIDENDS

- Market-leading dividend increases
  - 8.0% in 2015
  - 7.4% in 2016
  - 6.9% in 2017
  - 6.5% in 2018

32% INCREASE SINCE IPO

- Market-leading dividend protection[3]
  - 70% payout ratio in 2015
  - 68% payout ratio in 2016
  - 70% payout ratio in 2017
  - ~70% target payout ratio in 2018

LEASE ESCALATIONS

Lease Escalation Frequency	% Base Rent and Interest[1]	Weighted Average Annual Escalation Rate[2]
Annually	71%	1.8%
Every 5 years	25%	1.8%
Other escalation frequencies	2%	1.6%
Flat	2%	N/A
Total / Weighted Average	100%	1.8%

ESTIMATED GROSS INTERNAL GROWTH[4]

Annual Lease Escalations	AFFO Per Share Growth
1.00%	1.55%
1.25%	1.93%
1.50%	2.32%
1.80%	2.79%
2.00%	3.09%

\+

Reinvested Cash Flows

AFFO Payout Ratio	65.0%	70.0%	75.0%	80.0%
AFFO Per Share Growth	2.93%	2.47%	2.01%	1.56%

=

Estimated Internal Growth

> 5%

INTERNAL GROWTH IS DRIVEN BY RETAINED AND REINVESTED CASH FLOWS.

86 employees in one office, ~40% of which drive our origination activity.

> $17 B

Experienced….

- Built & managed three net-lease real estate investment companies
- Invested over $17 billion in profit-center real estate (9,500+ properties)
- Consistently outperformed broader REIT market returns over multiple decades*
- Navigated platforms through multiple economic cycles & interest rate environments
- Thought leadership through primary and published research



Groundbreaking….

- Investment-grade corporate net-lease rating (1995)
- Net-lease real estate master trust conduit (2005)
- NYSE-listed public company sales (2001 & 2007)
- Private institutional investor sponsorship (1999 & 2011)

1980 → Q3 2018

We have successfully invested and managed more in STORE Properties and over a longer period of time than anyone.

Best in Class Corporate Governance

LEADING BOARD GOVERNANCE

Independent Board, Board Chairman and Key Committees?	Yes
Board Refreshment?	Yes, 50% directors new since 2016
Board Diversity?	33%
Regular Board Evaluations?	Yes
Regular Stockholder Engagement?	Yes
Opt-out of State Anti-Takeover Provisions[1]?	Yes
Poison Pill?	No
Staggered Board?	No

LEADING STOCKHOLDER DISCLOSURE

- Full tenant credit quality distribution
- Full contract quality distribution
- Full tenant size distribution
- Lease contract escalations
- Property appraised replacement costs
- Portfolio master leases
- Leading unit-level performance disclosure
- Property sales gain over costs
- Ground lease investments
- NN v. NNN leases

With our leading stockholder disclosure and governance practices, we provide corporate governance that is "best in class" in the net-lease sector.

A Value Investing Portfolio Approach, Driven By Established AAA/A+ Securitization Principles

Portfolio Diversity		Contract Seniority
2,206 Properties		Only Profit Center Investments
> 400 Tenants		Virtually All Provide Financial Statements
>100 Industries		91% Master Lease Penetration
49 States	&	Median Unit Coverage: 2.1:1
76% of tenants < 1%		Median 4-Wall Coverage: 2.5:1
Top Tenant ~3%		Wtd. Avg. Tolerable Sales Fall-off: ~40%[1]
Non-Correlated Risk		Investment/Replacement Cost: 82%
Stable Portfolio Tenant Credit Profile		Investments Made at Discounts to NAV

Together with Active Portfolio and Property Management

KEY ACHIEVEMENTS AS A PUBLIC COMPANY

STORE capital

- **EXCEPTIONAL PERFORMANCE**
  - More than **doubled our pipeline of investment opportunities**[1] to $12 Billion since IPO
  - Realized **average monthly investment activity in excess of $100 million** since 2015.
  - Raised our dividends to shareholders **32%** (6.5% in 2018)
  - Delivered AFFO per share growth of **~34%**[2]
  - Realized compound annual shareholder returns greater than **14%** vs. just under 5.8% for Equity REITs
  - Created exceptional Market Value Added with our equity valuation exceeding equity cost by **38%**[3]

- **INVESTMENT SAFETY**
  - Have been amongst the industry leaders in **dividend protection**[4]
  - Have realized approximate A-rated portfolio performance since inception
  - Maintained a consistent real estate occupancy[5] level of **99%** or better

- **MARKET RECOGNITION**
  - Garnered investor interest from well-known investors, including **Berkshire Hathaway, a 9.8% shareholder**
  - Instituted programmatic ability to uniquely **issue AAA rated structured finance notes**
  - **Amongst the highest corporate net-lease credit ratings** from all three agencies (BBB, BBB, Baa2)

Portfolio at a Glance

	As of September 30,		
	2018	2017	2016
Investment property locations	**2,206**	1,826	1,576
States	**49**	48	48
Customers	**421**	382	337
Industries in which our customers operate	**103**	102	100
Proportion of portfolio from direct origination	**~80%**	~80%	~75%
Contracts with STORE-preferred terms*[1]	**94%**	93%	90%
Weighted average annual lease escalation[2]	**1.8%**	1.8%	1.7%
Weighted average remaining lease contract term	**~14 years**	~14 years	~14 years
Occupancy[3]	**99.7%**	99.5%	99.2%
Properties not operating but subject to a lease[4]	**20**	14	6
Investment locations subject to a ground lease	**20**	19	16
Investment portfolio subject to NNN leases*	**98%**	98%	97%
Investment portfolio subject to Master Leases*[5]	**91%**	87%	80%
Average investment amount / replacement cost (new)[6]	**82%**	82%	82%
Locations subject to unit-level financial reporting[7]	**98%**	97%	97%
Median unit FCCR / 4-wall FCCR[8]	**2.1x / 2.5x**	2.1x / 2.7x	2.1x / 2.6x
Contracts rated investment grade[9]	**~75%**	~75%	~75%




PEAK ZONE


ASHLEY
FURNITURE
HomeStore

| performance | INDUSTRY LEADING GROWTH AND PORTFOLIO CONSISTENCY.

Diversification Across Industry Groups

As of September 30, 2018, our portfolio is diversified across 103 different industries in the service, retail and manufacturing sectors of the U.S. economy. We group these industries into 71 different industry groups as shown in the following tables.

SERVICE

Located near target customers
Not readily available online
Broad array of everyday services

(~66%)

Customer Industry Groups	# of Properties	Building Sq. Ft. (in thousands)	% Base Rent and Interest[1] As of September 30, 2018	2017	2016
Restaurants – Full Service	411	2,774	12.0%	13.1%	14.1%
Restaurants – Limited Service	408	1,074	6.4%	7.4%	8.8%
Early Childhood Education	183	2,050	6.1%	6.8%	7.6%
Health Clubs	77	2,261	5.6%	6.0%	6.3%
Movie Theaters	39	1,915	5.2%	6.3%	7.0%
Family Entertainment	38	1,290	4.1%	4.2%	4.0%
Automotive Repair and Maintenance	134	635	3.9%	3.0%	2.1%
Pet Care	147	1,472	3.5%	3.0%	2.6%
Lumber & Construction Materials Wholesalers	102	4,285	3.0%	2.1%	1.0%
Medical and Dental	58	573	2.1%	1.5%	0.9%
Career Education	7	584	1.7%	2.0%	2.3%
Behavioral Health	34	473	1.6%	1.9%	1.7%
Elementary and Secondary Schools	6	222	1.5%	1.5%	1.5%
Equipment Sales and Leasing	18	570	1.2%	1.5%	1.2%
Wholesale Automobile Auction	6	224	1.0%	1.1%	0.7%
Consumer Goods Rental	44	593	0.9%	1.0%	1.0%
All Other Service (17 industry groups)	94	4,826	5.7%	6.6%	7.0%
Total Service	**1,806**	**25,821**	**65.5%**	**69.0%**	**69.8%**







SERVICE INDUSTRIES ACCOUNT FOR MORE THAN HALF OF THE U.S. EMPLOYMENT AND GDP.

DIVERSIFICATION ACROSS INDUSTRY GROUPS (CONTINUED)

RETAIL

Located in retail corridors
Internet resistant
High experiential component
Selling merchandise

(~18%)

MANUFACTURING

Primarily located in industrial parks
Strategically near customers
Broad array of industries
Making everyday necessities

(~16%)

Customer Industry Groups	# of Properties	Building Sq. Ft. (in thousands)	% Base Rent and Interest[1] As of September 30, 2018	2017	2016
Furniture	55	3,316	5.9%	6.3%	3.6%
Farm and Ranch Supply	39	3,409	4.5%	3.1%	3.2%
Hunting and Fishing	17	1,292	2.8%	2.8%	2.3%
Used Car Dealers	19	228	1.0%	0.6%	0.6%
Recreational Vehicle Dealers	10	259	1.0%	1.0%	1.2%
Home Furnishings	5	691	0.8%	1.0%	1.3%
Electronics and Appliances	7	331	0.7%	0.8%	0.9%
All Other Retail (9 industry groups)	46	1,797	1.8%	2.0%	2.7%
Total Retail	**198**	**11,323**	**18.5%**	**17.6%**	**15.8%**
Metal Fabrication	68	7,431	4.6%	3.3%	3.5%
Plastic and Rubber Products	32	3,997	2.7%	2.8%	2.3%
Furniture Manufacturing	5	1,801	1.2%	0.0%	0.0%
Aerospace Product and Parts	10	952	0.9%	0.5%	0.2%
Medical and Pharmaceutical	6	431	0.7%	0.9%	1.1%
Electronics Equipment	6	664	0.7%	0.8%	0.6%
Food Processing	5	447	0.6%	0.6%	2.5%
All Other Manufacturing (15 industry groups)	70	6,685	4.6%	4.5%	4.2%
Total Manufacturing	**202**	**22,408**	**16.0%**	**13.4%**	**14.4%**
Total Portfolio	**2,206**	**59,552**	**100.0%**	**100.0%**	**100.0%**


at home





S|T|O|R|E'S RETAIL EXPOSURE HAS HIGH EXPERIENTIAL COMPONENT.

STORE's Retail Tenants are Thriving in the Age of E-Commerce

Vital Experiential Components Distinguish Our Largest Consumer Goods Industry Segments

		The 8 Components of Retail Vitality in the Age of E-Commerce							
		Treasure Hunt	Price Match	Vertical Integration	Private Label	Loyalty Programs	Immediacy	Project Based	Consumer Financing
Customer Industry Groups	# of Props.	In-store experience; Expert sales consultation; Buyer interaction with products	Affirms online value proposition; Buyers confirm online selection; Product interaction	In-store returns, Ship-to-store for assembly; local delivery and installation	Differentiated products: Exclusive Products only available in branded store	Strong Loyalty programs: Top retailers have 90% sales via loyalties programs.	Immediate product delivery to consumers: "Owning the last mile"	Project-based; Buyer requires both expert consultation and physical confirmation	Consumer financing program available on location
Furniture	55	✓	✓	✓	✓	✓	✓	✓	✓
Farm/Ranch Supply	39	✓	✓	✓		✓	✓	✓	
Hunting and Fishing	17	✓	✓	✓	✓	✓	✓	✓	
Used Car Dealers	19	✓	✓	✓			✓		✓
RV Dealers	10	✓	✓	✓		✓	✓		✓
Home Furnishings	5	✓	✓	✓	✓	✓	✓	✓	
Electronics/Appliances	7	✓	✓	✓		✓	✓	✓	✓

STORE invests in retail businesses having experiential components combined with strong online presence.

Top 10 Customers[1]

	% Base Rent and Interest[2]	# of Properties	
Art Van	3.1%	24	**Art Van Furniture** is the Midwest's largest furniture retailer and a top ten national furniture retailer based on sales. Founded in 1959, the company operates approximately 176 stores throughout nine states with expected annual sales of $1.3 billion. Art Van Furniture is majority owned by Boston based private equity firm Thomas H. Lee Partners.
Fleet Farm	2.4%	8	**Mills Fleet Farm** is a full-service merchant with more than 37 locations in four mid-western states, offering a broad assortment of goods from hunting gear to lawn, garden and farm supplies. In 2016 Mills was purchased by the private equity firm KKR & Co.
Bass Pro Shops	2.3%	9	**Bass Pro Group** operates retail locations under the Bass Pro Shops and Cabela's monikers, offering outdoor gear and apparel in an immersive setting. These two iconic brands, combined, operate more than 180 retail and marine centers. Both concepts are market leaders and highly respected within their respective niche of outdoor products..
AMC Theatres	1.8%	14	**AMC Entertainment** (NYSE:AMC), is the largest movie exhibition company in the world with over 1,000 theatres and 11,000 screens across the globe, AMC operates among the most productive theatres in the United States' top markets, having the #1 or #2 market share positions in 22 of the 25 largest metropolitan areas of the United States, including the top three markets (NY, LA, Chicago).
Zips	1.7%	42	**Zips Holdings** is the second largest car wash operator in the US with 112 locations in operation. In 2015, founder Brett Overman partnered with Equity Investment Group and Britton Hill Partners to help identify acquisition opportunities and provide management support for onboarding operations at new units.
Cadence Education	1.7%	32	**Cadence Education** is a Morgan Stanley Global private equity owned company and is one of the premier early childhood educators in the U.S. The Company's national platform of more than 170 schools has the capacity to serve more than 20,000 students across 21 states.
U.S. LBM	1.5%	43	**U.S. LBM Holdings,** founded in 2009, is a collection of leading building material distributors across 29 states with more than 230 locations. The company serves as a critical link in the building materials supply chain, supplying more than 60,000 stock keeping units ("SKUs") for custom homebuilders and specialty contractors. US LBM has filed an S-1 with the SEC as it intends to raise additional equity from an IPO. Proceeds from the IPO are expected to payoff outstanding indebtedness under its Second Lien Term Loan.
Ashley HomeStore	1.4%	16	**Dufresne Spencer Group** is the largest Ashley's Furniture HomeStore licensee. DSG entered our top 10 with their ownership of Hill Country Holdings, another existing STORE customer and a top Ashley licensee. DSG is backed by a seasoned management team with a strong operating history and garnered an investment from Ashley Corporate in December 2017.
Camping World / Gander Outdoors	1.4%	16	**CWGS Group**, dba Camping World, is the nation's largest retailer of recreational vehicles and related accessories, operating over 140 locations. In 2017, Camping World won a bankruptcy auction to acquire sporting goods retailer Gander Mountain, planning to build on its existing outdoor and camping brand. The Gander Mountain moniker was rebranded to Gander Outdoors.
Stratford School	1.2%	4	**Stratford School** is a WASC-accredited, independent provider of preschool through grade 8 private schools throughout the Bay Area. Founded in 1999, Stratford Schools has grown to over 20 locations and benefits from a high-quality reputation and top decile results within its student body as well as from its accredited curriculum.
	18.5%	208	**Total Top 10 Customers**

TOP TEN TENANTS REPRESENT LESS THAN 19% OF ANNUAL RENT & INTEREST.

Diversification Across Geographies[1]


0.0% - 2.5%
2.5% - 5.0%
5.0% - 7.5%
7.5% - 13.0%

Occupancy[2]


100%
95%
90%
85%
80%
99.2%
99.5%
99.5%
99.5%
99.5%
99.6%
99.6%
99.7%
99.7%
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18

GEOGRAPHICALLY DISPERSED PORTFOLIO WITH CONSISTENTLY HIGH OCCUPANCY RATES.

~75% OF CONTRACTS INVESTMENT-GRADE IN QUALITY



Moody's RiskCalc (EDF)
STORE Score [1]
Median EDF
Median STORE Score
% of Annualized Rent & Interest
25%
20%
15%
10%
5%
0%
NR
C/D
B3
B2
B1
Ba3
Ba2
Ba1
Baa3
Baa2
Baa1
A3
A2
A1
Aa3
Aa2
Aa1
Aaa

CONTRACTS RATED INVESTMENT GRADE (3-MO. AVERAGE)



73%
76%
76%
75%
74%
72%
71%
73%
73%
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18

MEDIAN UNIT-LEVEL FIXED CHARGE COVERAGE



2.10
2.09
2.12
2.09
2.07
2.08
2.05
2.03
2.11
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18

Because we invest in profit-center real estate, our contracts almost always have less investment risk than the credit risk of our tenants. In addition, the STORE Score, being purely quantitative, is a base risk score that often understates contract quality.

INVESTMENT-GRADE CONTRACTS MITIGATE CORPORATE DEFAULT RISK.

INVESTMENT PIPELINE ACTIVITY

PIPELINE VELOCITY DURING Q3 2018


$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
Starting Pipeline $12.6 B
New Deals Added $2.6 B
Deals Passed or Closed $2.7 B
Ending Pipeline $12.5 B

PIPELINE SIZE ($B)


$14
$12
$10
$8
$6
$4
$2
$0
2012
2013
2014
2015
2016
2017
2018

PIPELINE SECTOR DISTRIBUTION AS OF 9/30/18


Storage 4%
Automotive 4%
Specialty Med. 5%
Home Furn. 2%
Theaters 5%
Other Retail 14%
Edu. 5%
Gyms 7%
Our pipeline continues to mirror STORE's current portfolio.
Mfg. 17%
Ent. 8%
Other Service 14%
Restaurants 15%

Emphasis on Service, Manufacturing and Select Retail sectors having high potential for long-term relevance

| performance | S|T|O|R|E'S PIPELINE REMAINS ROBUST AND DIVERSE.

Growth and Performance

ACQUISITION AND DISPOSITION VOLUME ($MM)[1]



$1,222
$42
$1,223
$75
$1,373
$254
$1,007
$210
$1,166
$174
2015
2016
2017
9MO 2017
9MO 2018
Acquisitions
Dispositions

NOI, AFFO AND NET INCOME ($MM)[2]



$283
$183
$84
$372
$246
$123
$448
$306
$162
$329
$224
$121
$391
$274
$160
2015
2016
2017
9MO 2017
9MO 2018
NOI
AFFO
Net Income

GROSS RATE OF RETURN [3]



9.8%
8.1%
4.4%
9.7%
7.9%
4.1%
9.6%
7.8%
3.6%
9.6%
7.8%
3.6%
9.7%
7.9%
4.5%
2015
2016
2017
9MO 2017
9MO 2018
Borrowing Cost
Cap Rate
Gross Rate of Return

PER SHARE ANNUAL GROWTH



NET INCOME: 13.8%
DIVIDENDS: 6.6%
AFFO: 7.2%
Average Annual Growth Rate
2014
2015
2016
2017
$0.00
$0.50
$1.00
$1.50
$2.00

| performance | S|T|O|R|E HAS CONSISTENTLY PERFORMED YEAR OVER YEAR.

Total Return Built on Both Yield & Growth


S&P 500
500 companies
Historical Dividend Yield
>4.0%
29 companies (6%)
Historical EPS Growth[1]
>12.5%
5 companies (1%)

S&P 500 INDEX[2]	
S&P Multiple	23.7 x
Dividend Yield	1.7%
LTM EPS Growth	11.4%
Total Return	13.1%
PEGY	**1.8 x**

STORE CAPITAL	
AFFO Multiple	15.5 x
Dividend Yield	4.7%
LTM AFFO Growth Rate	4.7%
Total Return	9.4%
STOR PEGY	**1.6 x**

11% Price-to-Total Return Discount

Only 1% of companies in the S&P 500 have S|T|O|R|E's combination of dividend yield and EPS growth offering a superior investment opportunity.

Values Added

1. MARKET-LEADING DIRECT INVESTMENT APPROACH IN UNDERSERVED MARKET EXCEEDING $3.3 TRILLION
2. MARKET-LEADING VALUE CREATION AND INVESTMENT-GRADE PORTFOLIO PERFORMANCE
3. MARKET-LEADING DIVERSIFIED INVESTMENT-GRADE CAPITAL MARKETS STRATEGY
4. SECURE DIVIDENDS AND EXCEPTIONAL INTERNAL[1], EXTERNAL AND DIVIDEND GROWTH
5. MARKET-LEADING INVESTMENT DIVERSITY
6. MARKET-LEADING GOVERNANCE AND INVESTOR DISCLOSURE
7. LEADERSHIP TEAM WITH OVER 30-YEAR HISTORY AND A MULTIPLE-DECADE RECORD OF OUTPERFORMANCE[2]






PetParadise
1675

Appendix

Management has unparalleled expertise in creating successful STORE Property investment platforms in a variety of market environments.

FFCA (NYSE: FFA)
1994 - 2001

- $4.9 billion Invested
- Average Cap Rate 10.3%
- Average 10-year US Treasury 6.2%
- Asset-Backed and Unsecured Debt
- Rated BBB by S&P, Baa2 by Moody's
- Average Occupancy 98+%
- Sold to GE Capital

Spirit Finance (NYSE: SFC)
2003 - 2007

- $3.5 billion Invested
- Average Cap Rate 8.7%
- Average 10-year US Treasury 4.4%
- Asset-Backed Debt
- No corporate credit rating
- Average Occupancy 99+%
- Sold to consortium of investors

STORE Holding (Oaktree)
2011 - 2016

- $4.4 billion Invested
- Average Cap Rate 8.3%
- Average 10-year US Treasury 2.3%
- Asset-Backed and Unsecured Debt
- Rated BBB- by S&P, BBB- by Fitch
- Average Occupancy 99+%
- Founding shareholders sold shares in public market


12.2%
FFCA
11.5%
MSCI REIT Index
13.0%
S&P 500
19.7%
Spirit Finance
10.8%
MSCI REIT Index
8.7%
S&P 500
26.3%
STORE Holding (Oaktree)
10.9%
MSCI REIT Index
9.1%
S&P 500
FFCA
Spirit Finance
STORE Holding (Oaktree)

STABLE AND ATTRACTIVE LEASE RATES AND RISK-ADJUSTED RETURNS

S|T|O|R|E AND PREDECESSORS' AVERAGE LEASE RATES VS. 10-YEAR TREASURIES



12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
1994
2017
How much less return risk[1] does Net Lease have relative to:
Multifamily -42%
Industrial -35%
Mall -23%
Office -40%
FFCA
Spirit
S|T|O|R|E
Ten-Year Treasury

23-Year Interest Rate Correlation

Δ 2.0% (Cap Rate) ÷ 3.9% (Treasury) = .51

EXCESS RETURN RELATIVE TO MARKET RISK [2]



7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
4.1
FFCA
1.7
Multi-family
1.8
Industrial
1.8
Mall
1.7
Office
1994-2000
4.4
Spirit Finance
1.2
Multi-family
1.2
Industrial
1.8
Mall
1.6
Office
2003-2007
6.2
STORE Capital
1.8
Multi-family
2.6
Industrial
2.7
Mall
2.0
Office
2011-2017

Marginal Equity Returns on Net Lease Real Estate Investments

Our elevated equity return on new investments is a principle driver of our margins of safety and contributes to superior equity value creation ability.

ROE computed on new investments using the V-Formula

$$\frac{(\text{lease rate} + \text{lease escalators}) \times \text{EBITDA margin} - (\text{marginal interest rate} \times \%\ \text{funded with debt})}{\%\ \text{funded with equity}}$$

MARGINAL EQUITY RETURNS[1]


11.4%
11.0%
10.3%
9.6%
9.5%
8.4%
S|T|O|R|E capital
SPIRIT
NATIONAL RETAIL PROPERTIES
AGREE REALTY CORPORATION
REALTY INCOME

[1] *Information based on YTD 2Q 2018 reported results. For companies where the year-to-date lease rate on new acquisitions is not disclosed, the formula assumes a lease rate of 7.0%. Same Store NOI growth used as a proxy for contract lease escalator where the latter is not disclosed. For companies where neither is disclosed, the formula assumes a lease escalator of 1.50%. EBITDA margin is based on revenue less reimbursed property expenses and straight-line rent. Marginal interest rate is based on the current spread on unsecured debt outstanding over the 10 year treasury.*

COMPARATIVE VALUE CREATION S|T|O|R|E VS. PEERS

Elevated gross cap rates and EBITDA margins have contributed to higher equity rates of return, leading to a higher spread between shareholder historic cost and market valuation, or Market Value Added (MVA).


GROSS CAP RATE SPREAD OVER THE COST OF DEBT[1]
6%
5%
4%
3%
2%
1%
0%
S|T|O|R|E
SRC
ADC
NNN
EPR
O
MVA GROWTH RATE[2]
12%
10%
8%
6%
4%
2%
0%
S|T|O|R|E
ADC
O
NNN
EPR
SRC
CURRENT AFFO MULTIPLE[3]
20
18
16
14
12
10
8
6
4
2
0
S|T|O|R|E
EPR
SRC
NNN
O
ADC

[1] For the YTD period ended June 30, 2018. Gross cap is Initial cap rate on new acquisitions plus contract bumps. For companies where the year-to-date lease rate on new acquisitions is not disclosed, the formula assumes a lease rate of 7.0%. Same Store NOI growth used as a proxy for contract lease escalator where the latter is not disclosed. For companies where neither is disclosed, the formula assumes a lease escalator of 1.50%. Cost of debt is the current spread on unsecured debt outstanding over the 10 year treasury.
[2] Calculated using the formula: [market capitalization / computed equity cost]^(1 / weighted average age of equity)
[3] Calculated as of June 29, 2018

CONSISTENT CONTRACT QUALITY



Tenant Rating vs. Contract Rating (Cumulative)
100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
Baa3
Ba1
Ba2
Ba3
B1
B2
B3
C/D
Investment grade contracts averaging ~75% of S|T|O|R|E's rent over prior three years.
Contract Ratings
Tenant Ratings
Strong contracts create a margin of safety relative to corporate credit risk.
Q3 2016
Q3 2017
Q3 2018

STRONG CONTRACT STABILITY ACROSS S|T|O|R|E'S PORTFOLIO OVER TIME.

HIGH QUALITY PORTFOLIO

STORE capital

Our net-lease portfolio has long contract terms and very high tenant diversification.

LONGEST LEASE TERM
(weighted average lease term in years)



STORE capital
14
13
12
10
W.P. CAREY
10
SPIRIT
10
REALTY INCOME
9
VEREIT
9
9

LOWEST NEAR-TERM RENEWAL EXPOSURE
(% expirations by period, based on current annual rent)



10+ years
87%
60%
47%
48%
6 – 10 years
11%
24%
32%
33%
0 – 5 years
2%
16%
21%
19%
STORE capital
National Retail Properties, Inc.
Realty Income Corporation
Net-Lease Peers[1]

MOST DIVERSIFIED TENANT BASE
(% top 5 tenants, based on current annual rent)



STORE capital
12%
SPIRIT
16%
18%
VEREIT
19%
W.P. CAREY
20%
20%
21%
REALTY INCOME
23%
47%

Source: Latest publicly available financial information as of June 30, 2018.
[1] Includes: Agree Realty Corporation; EPR Properties; Lexington Realty Trust; Spirit Realty Capital, Inc.; VEREIT, Inc.; and W. P. Carey Inc.

Our dividend growth is some of the highest in the net lease space.....

DIVIDEND PER SHARE GROWTH[1]

(Since Q1 2015)


35%
30%
25%
20%
15%
10%
5%
0%
15Q1 15Q2 15Q3 15Q4 16Q1 16Q2 16Q3 16Q4 17Q1 17Q2 17Q3 17Q4 18Q1 18Q2 18Q3
STORE's dividend growth rate is 60% higher than its nearest peer.
STORE capital
AGREE REALTY CORPORATION
REALTY INCOME
W.P. CAREY
SPIRIT
LXP
VEREIT

...while maintaining one of the best protected dividends in the business.

AFFO PAYOUT RATIO[2]

(based on Q2 2018 financials)


57%
STORE capital
69%
70%
71%
VEREIT
76%
77%
77%
82%
SPIRIT
90%

37

[1] Source: Historical dividend data from Nasdaq.com. VEREIT established its quarterly dividend in Q3 2015. Data for Spirit was not included following the spin-off of SMTA.
[2] Source: Latest publicly available quarterly financial statements as of June 30, 2018.

Case Study: National Restaurant Chain Bankruptcy

Investment Overview

- National restaurant chain that operated over 200 stores.
- At the time of S|T|O|R|E's investment: Moody's RiskCalc EDF – B3
- Acquired two properties subject to existing individual leases as part of a diversified portfolio acquisition.
  - S|T|O|R|E proactively sold one of the locations due to underperformance for a 14% gain on investment
- Subsequently acquired eight properties in a direct sale leaseback with the company.
  - 15-year master lease with annual rent escalations of 2%
  - Average sales of almost $3.0 million and a master lease FCC of 2.3x **(STORE Score – Baa3)**



Tenant Moody's RiskCalc EDF
Individual Lease STORE Score
Master Lease STORE Score
B3
B2
B1
Ba3
Ba2
Ba1
Baa3
Baa2
Baa1
A3
A2

Bankruptcy & Result

- Tenant filed for bankruptcy protection.
- Tenant exited bankruptcy after a few months.
  - Closed 34 stores
  - Negotiated $4.0 million in rent savings
  - Converted $300 million in debt to equity
- S|T|O|R|E's master lease was assumed in bankruptcy.
  - No modification to master lease
  - Lease payments brought current.
- Limited rent reduction (13%) on the individual lease.
- 100% recovery on the eight unit master lease
- Following the restructure, S|T|O|R|E sold the unit that was on the individual lease for a 9.0% gain on investment. Therefore, after the acceptance of S|T|O|R|E's master lease in full and the disposition of the individual lease for a gain, the final recovery was over 100%.



Final Recovery
101%
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%

INVESTMENT RISK IS GOVERNED BY THE QUALITY OF THE LEASE CONTRACT.

2017 Gains (Losses) on Property Sales Vs Cost ($MM)


+21%
$18.4
+8%
$4.6
-$9.9
(9%)
+5%
$13.1
+
–
=
Opportunistic Sales (~40% of Sales)
Strategic Sales (~25% of Sales)
Property Management (~35% of Sales)
Net Gains over Cost

- 5.0% of the Portfolio was Sold in 2017
- Opportunistic Sales were sold at > 160 bps spread over the market
- Strategic Sales were sold at > 80 bps spread over the market
- We recovered 91% on Property Management Sales

Active portfolio management is a strong complement to our property management activity to minimize portfolio investment risk

INTERNAL GROWTH IN PERSPECTIVE


5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
+3.6%
+0.1%
(0.2%)
(0.4%)
Gross Shareholder Internal Growth >5%
3.1%

INTERNAL GROWTH *Growth by design*	PORTFOLIO MANAGEMENT *Ability to realize gains*	PROPERTY MANAGEMENT *Ability to manage losses*	PROPERTY MANAGEMENT *Work in Process (WIP)*	Gross Shareholder Internal Growth >5%
Annual Rent Increase +1.8 % Reinvested Cash Flow[1] +1.8 %	Ave. Property Sales 0.8 % Ave. Gains Over Cost ~12%	Resolved Credit Events (0.8)% Recovery (~70%) +0.6 %	WIP (0.4)% *(Added drag from unresolved credit events)*	Growth Adjusted for Equity Capitalization (~58% at cost)
Base Int. Growth +3.6 %	Recycled Gains +0.1 %	Net Credit Loss (0.2)%	WIP Drag (0.4)%	Gross Int. Growth[2] 3.1%

Attractive internal growth components based on more than $6.5 billion of investments over 6.5 years

Executive Management Team



CHRISTOPHER H. VOLK

President, CEO & Director

- Co-Founder; CEO and Director since Company's inception in May 2011
- Former Co-Founder, CEO and Director of Spirit Finance Corporation ("Spirit"); former President and Director of Franchise Finance Corporation of America ("FFCA")
- >30 years of experience in structuring, managing and financing commercial real estate companies
- Led largest ever real estate limited partnership roll-up transaction of its time in 1994 in formation of FFCA; oversaw issuance of FFCA's unsecured debt rating in 1995, the first unsecured debt rating ever issued to a net-lease REIT; led creation of first commercial real estate master trust debt conduit in the United States designed to finance net-lease assets in 2005 at Spirit



MARY FEDEWA

Chief Operating Officer & Director

- Co-Founder; Chief Operating Officer, Assistant Secretary and Assistant Treasurer; Director since August 2016
- Former Managing Director of Acquisitions at Spirit; former Senior Vice President of GE Franchise Finance (successor company to FFCA)
- >20 years of experience in a broad range of financial services
- Recognized as a Woman of Influence in 2016 by Real Estate Forum magazine



CATHERINE LONG

Chief Financial Officer, EVP & Treasurer

- Co-Founder; Executive Vice President – CFO, Treasurer and Assistant Secretary since Company's inception
- Former CFO and Treasurer of Spirit; former Principal Accounting Offer of FFCA
- >30 years of accounting, operating and financial management expertise
- Named CFO of the Year in 2008 by Arizona chapter of Financial Executives International



MICHAEL T. BENNETT

EVP – General Counsel, Chief Compliance Officer & Secretary

- Co-Founder; Executive Vice President –General Counsel, Chief Compliance Officer, Corporate Secretary and Assistant Treasurer
- Former Senior Vice President of Spirit; former General Counsel of Farmer Mac (NYSE:AGM)
- >30 years of legal, transactional and operational experience in real estate and finance industries
- Named best in-house attorney at the Arizona Corporate Counsel Awards in 2017 by Az Business magazine



CHRISTOPHER K. BURBACH

EVP – Underwriting

- Executive Vice President – Underwriting since February 2012
- Former Vice President of Investment Management at Spirit; former CEO of VM Management
- Broad range of experience in credit, underwriting and financial analysis

Board of Directors



MORTON H. FLEISCHER
Chairman

- Chairman since inception in May 2011. Former Co-Founder and Chairman of Spirit and FFCA



CHRISTOPHER H. VOLK
Chief Executive Officer & Director

- Co-Founder of S|T|O|R|E; CEO and Director since inception in May 2011. Former Co-Founder, CEO and Director of Spirit and President and Director of FFCA



MARY FEDEWA
Chief Operating Officer & Director

- Co-Founder of S|T|O|R|E; COO since September 2017 (previously EVP – Acquisitions since inception in May 2011); Director since 2016



JOSEPH M. DONOVAN
Director

- Director since 2014. Chairman of Fly Leasing Limited (NYSE: FLY)



WILLIAM F. HIPP
Director

- Director since 2016. Former head of real estate for Key Bank, BankBoston and FleetBoston with over 35 years in commercial banking



CATHERINE D. RICE
Director

- Director since October 2017. Lead Independent Director, Colony Northstar Credit Real Estate (NYSE: CLNC); Former Senior Managing Director and CFO of W.P. Carey



EINAR A. SEADLER
Director

- Director since 2016. Founder and President of EAS Advisors LLC; Former Managing Director of Accenture Strategy



QUENTIN P. SMITH, JR
Director

- Director since 2014. Founder and President of Cadre Business Advisors LLC; Director of Banner Health System






Pet Paradise
1675

STORE capital
Single Tenant Operational Real Estate®

Financial Information

Condensed Consolidated Statements of Income

$ thousands, except share and per share data	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Revenues:	(unaudited)		(unaudited)	
Rental revenues	$ 129,778	$ 104,039	$ 374,091	$ 314,093
Interest income on loans and direct financing receivables	6,867	5,502	18,667	16,729
Other income	360	1,003	1,294	1,901
Total revenues	**137,005**	**110,544**	**394,052**	**332,723**
Expenses:				
Interest	31,833	31,379	93,097	91,938
Property costs	755	1,335	2,837	3,272
General and administrative	11,509	10,255	33,212	29,787
Depreciation and amortization	45,781	37,589	132,307	110,200
Provisions for impairment	-	7,670	2,608	11,940
Total expenses	**89,878**	**88,228**	**264,061**	**247,137**
Income from operations before income taxes	47,127	22,316	129,991	85,586
Income tax expense	130	81	337	334
Income before gain on dispositions of real estate	46,997	22,235	129,654	85,252
Gain on dispositions of real estate, net of tax	1,228	6,345	30,732	35,778
Net income	**$ 48,225**	**$ 28,580**	**$ 160,386**	**$ 121,030**
Net income per share of common stock - basic and diluted	**$ 0.23**	**$ 0.15**	**$ 0.80**	**$ 0.69**
Dividends declared per common share	**$ 0.33**	**$ 0.31**	**$ 0.95**	**$ 0.89**
Weighted average common shares outstanding – basic	**207,165,838**	**189,656,095**	**200,501,376**	**174,481,758**
– diluted	**207,932,531**	**190,043,107**	**201,039,328**	**174,481,758**

Condensed Consolidated Balance Sheets

$ thousands, except share and per share data	September 30, 2018 (unaudited)	December 31, 2017 (audited)
Assets		
Investments:		
Real estate investments:		
Land and improvements	$ 2,148,884	$ 1,898,342
Buildings and improvements	4,619,316	3,958,003
Intangible lease assets	85,148	87,402
Total real estate investments	6,853,348	5,943,747
Less accumulated depreciation and amortization	(541,759)	(426,931)
	6,311,589	5,516,816
Real estate investments held for sale, net	-	16,741
Loans and direct financing receivables	351,990	271,453
Net investments	6,663,579	5,805,010
Cash and cash equivalents	25,598	42,937
Other assets, net	62,569	51,830
Total assets	**$ 6,751,746**	**$ 5,899,777**
Liabilities and stockholders' equity		
Liabilities:		
Credit facility	$ 359,000	$ 290,000
Unsecured notes and term loans payable, net	916,372	570,595
Non-recourse debt obligations of consolidated special purpose entities, net	1,681,060	1,736,306
Dividends payable	69,912	60,068
Accrued expenses, deferred revenue and other liabilities	106,700	71,866
Total liabilities	3,133,044	2,728,835
Stockholders' equity:		
Common stock, $0.01 par value per share, 375,000,000 shares authorized, 211,855,230 and 193,766,854 shares issued and outstanding, respectively	2,119	1,938
Capital in excess of par value	3,858,416	3,381,090
Distributions in excess of retained earnings	(250,174)	(214,845)
Accumulated other comprehensive income	8,341	2,759
Total stockholders' equity	3,618,702	3,170,942
Total liabilities and stockholders' equity	**$ 6,751,746**	**$ 5,899,777**

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS[1]

$ thousands, except per share data	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
	(unaudited)		(unaudited)	
NET INCOME	$ 48,225	$ 28,580	$ 160,386	$ 121,030
Depreciation and amortization of real estate assets	45,521	37,397	131,556	109,698
Provision for impairment of real estate	-	7,670	-	11,940
Gain on dispositions of real estate, net of tax	(1,228)	(6,345)	(30,732)	(35,778)
FUNDS FROM OPERATIONS (FFO)	$ 92,518	$ 67,302	$ 261,210	$ 206,890
Adjustments:				
Straight-line rental revenue, net:				
Fixed rent escalations accrued	(1,302)	(1,806)	(4,825)	(5,053)
Construction period rent deferrals	2,384	621	4,506	2,091
Amortization of:				
Equity-based compensation	2,283	2,012	5,949	5,880
Deferred financing costs and other noncash interest expense	1,845	4,037	5,971	8,127
Lease-related intangibles and costs	621	5,293	1,832	6,470
Provision for loan losses	-	-	2,608	-
Capitalized interest	(906)	(268)	(1,960)	(828)
Gain on extinguishment of debt	-	-	(814)	-
Accrued severance costs	-	296	-	296
ADJUSTED FUNDS FROM OPERATIONS (AFFO)	$ 97,443	$ 77,487	$ 274,477	$ 223,873
Net Income per share of common stock - basic and diluted[2]	$ 0.23	$ 0.15	$ 0.80	$ 0.69
FFO per share of common stock – basic[2]	$ 0.45	$ 0.35	$ 1.30	$ 1.18
– diluted[2]	$ 0.44	$ 0.35	$ 1.30	$ 1.18
AFFO per share of common stock – basic[2]	$ 0.47	$ 0.41	$ 1.37	$ 1.28
– diluted[2]	$ 0.47	$ 0.41	$ 1.36	$ 1.28

GAAP Reconciliations: Net Income to FFO and AFFO

$ millions (unaudited)	Year Ended December 31, 2015	2016	2017	Nine Months Ended September 30, 2017	2018
NET INCOME	$ 83.8	$ 123.3	$ 162.0	$ 121.0	$ 160.4
Depreciation and amortization of real estate assets	88.3	119.1	149.6	109.7	131.6
Provision for impairment of real estate	1.0	1.7	11.9	11.9	-
Gain on dispositions of real estate, net of tax	(1.3)	(13.2)	(39.6)	(35.8)	(30.7)
FUNDS FROM OPERATIONS (FFO)	$ 171.7	$ 230.9	$ 283.9	$ 206.9	$ 261.2
Adjustments:					
Straight-line rental revenue, net:					
Fixed rent escalations accrued	(4.8)	(5.5)	(6.4)	(5.1)	(4.8)
Construction period rent deferrals	2.7	3.1	3.1	2.1	4.5
Transaction costs	1.2	0.5	-	-	-
Amortization of:					
Equity-based compensation	4.7	7.0	7.9	5.9	5.9
Deferred financing costs and other noncash interest expense	6.5	7.3	10.0	8.1	6.0
Lease-related intangibles and costs	2.1	2.5	7.0	6.5	1.8
Provision for loan losses	-	-	1.5	-	2.6
Capitalized interest	(0.8)	(0.8)	(1.2)	(0.8)	(2.0)
Gain on extinguishment of debt	-	-	-	-	(0.8)
Accrued severance costs	-	-	0.3	0.3	-
Selling stockholder costs	-	0.8	-	-	-
ADJUSTED FUNDS FROM OPERATIONS (AFFO)	$ 183.5	$ 245.8	$ 306.1	$ 223.9	$ 274.5

GAAP Reconciliations: Net Income to NOI

$ millions (unaudited)	Year Ended December 31,			Nine Months Ended September 30,	
	2015	2016	2017	2017	2018
NET INCOME	$83.8	$123.3	$162.0	$121.0	$160.4
Adjustments:					
Interest	81.8	105.2	120.5	91.9	93.1
Transaction costs	1.2	0.5	-	-	-
General and administrative	28.0	34.0	41.0	29.8	33.2
Selling stockholder costs	-	0.8	-	-	-
Depreciation and amortization	88.6	119.6	150.3	110.2	132.3
Provisions for impairment	1.0	1.7	13.4	11.9	2.6
Income tax expense	0.3	0.4	0.5	0.3	0.3
Gain on dispositions of real estate, net of tax	(1.3)	(13.2)	(39.6)	(35.8)	(30.7)
NET OPERATING INCOME	$283.2	$372.3	$448.1	$329.5	$391.2

GAAP Reconciliations: Debt to Adjusted Debt[1]

$ millions (unaudited)	As of September 30, 2018
Credit facility	$ 359.0
Unsecured notes and term loans payable, net	916.4
Non-recourse debt obligations of consolidated special purpose entities, net	1,681.1
TOTAL DEBT	**$ 2,956.4**
Adjustments:	
Unamortized net debt discount	1.9
Unamortized deferred financing costs	29.3
Cash and cash equivalents	(25.6)
Restricted cash deposits held for the benefit of lenders	(7.0)
ADJUSTED DEBT	**$ 2,955.1**

GAAP Reconciliations: Net Income to Adjusted EBITDA*re*[1]

$ millions (unaudited)	Three Months Ended September 30, 2018
NET INCOME	$ 48.2
Adjustments:	
Interest	31.8
Income tax expense	0.1
Depreciation and amortization	45.8
EBITDA	126.0
Adjustments:	
Provision for impairment of real estate	-
Gain on dispositions of real estate, net of tax	(1.2)
EBITDA*re*	124.7
Adjustments:	
Provision for loan losses	-
ADJUSTED EBITDA*re*	$ 124.7
Estimated adjustment to Adjusted EBITDA*re* if all real estate acquisitions and dispositions for the quarter ended September 30, 2018 had occurred as of July 1, 2018	5.4
ADJUSTED EBITDA*re* – CURRENT ESTIMATED RUN RATE	$ 130.1
ANNUALIZED ADJUSTED EBITDA*re*	$ 499.0
ANNUALIZED ADJUSTED EBITDA*re* – CURRENT ESTIMATED RUN RATE	$ 520.4
ADJUSTED DEBT / ANNUALIZED ADJUSTED EBITDA*re*	5.9x
ADJUSTED DEBT/ ANNUALIZED ADJUSTED EBITDA*re* – CURRENT ESTIMATED RUN RATE	5.7x

Long-Term Debt Maturities

$ thousands	Total	Remaining 2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	Thereafter
Unsecured notes	$ 725,000	$ -	$ -	$ -	$ -	$ 75,000	$ -	$ 100,000	$ -	$ 200,000	$ -	$ 350,000	$ -
Term loans	200,000	-	100,000[1]	-	100,000	-	-	-	-	-	-	-	-
Non-recourse mortgage notes:													
STORE Master Funding[2]	1,515,779	5,347[3]	21,921[3]	312,407[3]	131,933	107,846	256,176	142,434[4]	265,060	165,147	107,508[4]	-	-
Other secured notes	187,888	1,175	26,926	4,260	17,579	37,789	24,652	10,262	1,977	54,443	595	622	7,608
Total	$ 2,628,667	$ 6,522	$ 148,847	$ 316,667	$ 249,512	$ 220,635	$ 280,828	$ 252,696	$ 267,037	$ 419,590	$ 108,103	$ 350,622	$ 7,608

[1] Extendable – three one-year options.
[2] Prepayable 24 months prior to maturity.
[3] The STORE Master Funding Series 2013-1 Class A-1 and Series 2013-2 Class A-1 bonds were prepaid, with no prepayment penalty, in conjunction with the issuance of the Series 2018-1 bonds in October 2018. Amounts prepaid were: $828K scheduled in 2018; $5.1MM scheduled in 2019; and $227.4MM scheduled for 2020, which includes balloon payments aggregating $225.8MM.
[4] In October 2018, we issued STORE Master Funding Series 2018-1 notes in four classes including (a) $150MM of AAA rated Class A-1 notes and $50MM of A+ rated Class A-3 notes scheduled to mature in 2024 and (b) $228MM of AAA rated Class A-2 notes and $164MM of A+ rated Class A-4 notes scheduled to mature in 2027.

Funds from Operations, or FFO, and Adjusted Funds from Operations, or AFFO

Our reported results are presented in accordance with U.S. generally accepted accounting principles, or GAAP. We also disclose Funds from Operations, or FFO, and Adjusted Funds from Operations, or AFFO, both of which are non-GAAP measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or to cash flows from operations as reported on a statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income, excluding gains (or losses) from extraordinary items and sales of depreciable property, real estate impairment losses, and depreciation and amortization expense from real estate assets, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain non-cash revenues and expenses that have no impact on our long-term operating performance, such as straight-line rents, amortization of deferred financing costs and stock-based compensation. In addition, in deriving AFFO, we exclude certain other costs not related to our ongoing operations, such as the amortization of lease-related intangibles.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. Management believes that AFFO provides more useful information to investors and analysts because it modifies FFO to exclude certain additional non-cash revenues and expenses such as straight-line rents, including construction period rent deferrals, and the amortization of deferred financing costs, stock-based compensation and lease-related intangibles as such items may cause short-term fluctuations in net income but have no impact on long-term operating performance. We believe that these costs are not an ongoing cost of the portfolio in place at the end of each reporting period and, for these reasons, the portion expensed is added back when computing AFFO. As a result, we believe AFFO to be a more meaningful measurement of ongoing performance that allows for greater performance comparability. Therefore, we disclose both FFO and AFFO and reconcile them to the most appropriate GAAP performance metric, which is net income. STORE Capital's FFO and AFFO may not be comparable to similarly titled measures employed by other companies.

Supplemental Reporting Measures

Note: In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDA*re* for all periods beginning after December 31, 2017. STORE's presentation of Adjusted EBITDA*re* matches our previous presentation of Adjusted EBITDA.

We believe that presenting supplemental reporting measures, or non-GAAP measures, such as EBITDA, EBITDA*re* and Adjusted EBITDA*re*, is useful to investors and analysts because it provides important supplemental information concerning our operating performance exclusive of certain non-cash and other costs. These non-GAAP measures have limitations as they do not include all items of income and expense that affect operations. Accordingly, they should not be considered alternatives to net income as a performance measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Our presentation of such non-GAAP measures may not be comparable to similarly titled measures employed by other companies.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*

EBITDA represents earnings (GAAP net income) plus interest expense, income tax expense, depreciation and amortization.

We compute *EBITDAre* in accordance with the definition adopted by NAREIT. NAREIT defines EBITDA*re* as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses.

To derive *Adjusted EBITDAre* we modify the NAREIT definition of EBITDA*re* to exclude other items included in GAAP net income, such as provisions for loan losses, as such items are not related to our ongoing performance.

Annualized Adjusted EBITDA*re* and Adjusted Debt

Annualized Adjusted EBITDAre is calculated by multiplying Adjusted EBITDA*re* for the most recently completed fiscal quarter by four.

Annualized Adjusted EBITDAre – Current Estimated Run Rate is based on an estimated Adjusted EBITDA*re* calculated as if all leases and loans in place as of the last date of the most recently completed fiscal quarter had been in place as of the beginning of such quarter; then annualizing that estimated Adjusted EBITDA*re* for the quarter by multiplying it by four. You should not unduly rely on this metric as it is based on several assumptions and estimates that may prove to be inaccurate. Our actual reported Adjusted EBITDA*re* for future periods may be significantly less than that implied by our reported Annualized Adjusted EBITDA*re* – Current Estimated Run Rate for a variety of reasons.

Adjusted Debt represents our outstanding debt obligations excluding unamortized deferred financing costs and net debt premium, further reduced for cash and cash equivalents and restricted cash deposits held for the benefit of lenders. We believe excluding unamortized deferred financing costs and net debt premium, cash and cash equivalents and restricted cash deposits held for the benefit of lenders provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts.

Adjusted Debt to Annualized Adjusted EBITDA*re*

Adjusted Debt to Annualized Adjusted EBITDAre, or leverage, is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments. We calculate leverage by dividing Adjusted Debt by Annualized Adjusted EBITDA*re*. Because our portfolio growth level is significant to the overall size of the Company, we believe that presenting this leverage metric on a run rate basis is more meaningful than presenting the metric for the historical quarterly period, and we refer to this metric as Adjusted Debt to Annualized Adjusted EBITDA*re*—Current Estimated Run Rate. Leverage should be considered as a supplemental measure of the level of risk to which stockholder value may be exposed. Our computation of leverage may differ from the methodology employed by other companies and, therefore, may not be comparable to other measures.

FOOTNOTES

Page 4:
[1] Reflects the percentage of our contracts (based on annualized base rent and interest) that have a STORE Score that is investment grade. We measure the credit quality of our portfolio on a contract-by-contract basis using the STORE Score, which is a proprietary risk measure reflective of both the credit risk of our tenants and the profitability of the operations at the properties.

Page 7:
[1] Represents the weighted average percentage change (by annualized base rent and interest) in reported corporate revenues for the trailing 12-month (or nine-month if 12-month is not available) period as reported to STORE Capital for the period ended December 31, 2017 as compared to the same period ended December 31, 2016. Excludes customers representing 7.5% of annualized base rent and interest because sufficient comparable data is not available.
[2] Estimated based on total revenue per employee for all companies in the middle market (based on data reported by the *National Center for the Middle Market* for 2017) extrapolated to the aggregate total revenue of S|T|O|R|E's customers and the growth rate as described in footnote 1 above.

Page 9:
[1] Represents reported corporate revenues for financial statements received by STORE Capital through September 30, 2018. Excludes customers, representing approximately 1.9% of annualized base rent and interest, that do not report corporate revenues.
[2] Estimated based on total revenue per employee for all companies in the middle market (based on data reported by the *National Center for the Middle Market* for 2017) extrapolated to the aggregate total revenue of S|T|O|R|E's customers.
[3] Represents the number of locations operated by STORE's customers as reported to STORE Capital through December 31, 2017.

Page 12:
[1] Free cash flow approximates Adjusted Funds from Operations less dividends paid.
[2] Subsequent to September, on October 22, 2018, we issued $592MM of STORE Master Funding Series 2018-1 net-lease mortgage notes and prepaid an aggregate of $233MM of Series 2013-1 Class A-1 and Series 2013-2 Class A-1 notes which were scheduled to mature in 2020. The Series 2018-1 notes were issued in four classes: $150MM of AAA rated Class A-1 notes scheduled to mature in 2024; $228MM of AAA rated Class A-2 notes scheduled to mature in 2027; $50MM of A+ rated Class A-3 notes scheduled to mature in 2024; and $164MM of A+ rated Class A-4 notes scheduled to mature in 2027. The table below represents the debt prepayment schedule subsequent to the Series 2018-1 transaction.
[3] Represents the weighted average interest rate on balloon payments due in the respective years.
[4] The Series 2018-1 notes scheduled to mature in 2027 are prepayable 36 months prior to maturity; all other STORE Master Funding debt is prepayable 24 months prior to maturity.

Page 13:
[1] Based on average of ratios of Realty Income and National Retail Properties as of June 30, 2018.
[2] Ratios as of September 30, 2018; Unencumbered EBITDA based on NOI from Unencumbered Assets less an allocation of general and administrative expenses based on assets.

Page 14:
[1] Shown by percentage of annualized base rent and interest (annualized based on rates in effect on September 30, 2018, for all leases, loans and direct financing receivables in place as of that date). Excludes contracts representing less than 0.2% of annualized base rent and interest where there are no further escalations remaining in the current lease term and there are no extension options. Of our contracts in place as of September 30, 2018, 83% increase based on changes in CPI, 15% increase based on fixed rates in the contract and only 2% do not increase.
[2] Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occurred annually. For escalations based on a formula including CPI, assumes the stated fixed percentage in the contract or assumes 1.5% if no fixed percentage is in the contract. For contracts with no escalations remaining in the current lease term, assumes the escalation in the extension term.
[3] Dividend protection refers to the percentage difference between our AFFO per share and our dividend per share. The wider the relative gap between AFFO per share and dividends per share, the greater the implied dividend protection. All dividends are declared at the discretion of our Board of Directors and future dividends will depend upon our actual funds from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code and other factors.
[4] S|T|O|R|E defines internal growth as the combination of high average lease escalators and a low AFFO payout ratio, which allows us to reinvest a growing amount of free cash flow back into our business.

Page 15:
* See chart, page 31.

Page 16:
[1] Our Board of Directors has opted out of provisions of the Maryland Unsolicited Takeover Act (or "MUTA"), the business combination statute, the control share acquisition statute and provisions otherwise granting us the right to adopt a stockholder rights plan and we may not opt back into any of these statutes or provisions without stockholder approval or, in the case of a stockholder rights plan, stockholder ratification within 12 months of adoption of such a plan.

FOOTNOTES

Page 17:
[1] Represents the tolerable fall-off in unit sales so that EBITDAR after overhead will still cover the unit's fixed charges (which includes S|T|O|R|E's rent and interest) weighted by the unit's fixed charges (based on currently available results for approximately 85% of the properties in our investment portfolio). If the variable profit coefficient for an individual unit was unavailable, we assumed the average long-term variable profit coefficient for the entire portfolio in the calculation of the fall-off amount.

Page 18:
[1] S|T|O|R|E's pipeline from 2014 through September 30, 2018. See slide 26 for more information about S|T|O|R|E's pipeline, including its composition. S|T|O|R|E may never acquire properties in its pipeline for a variety of reasons as described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
[2] Growth rate in quarterly AFFO per share since IPO in Q4 2014.
[3] Data as of June 29, 2018.
[4] See footnote 3 to page 14 on page 54.
[5] S|T|O|R|E defines occupancy as a property being subject to a lease or loan contract.

Page 19:
* Based on annualized base rent and interest.
[1] Represents the percentage of our lease contracts that were created by S|T|O|R|E Capital or contain preferred contract terms such as unit-level financial reporting, triple-net lease provisions and, when applicable, master lease provisions.
[2] *Weighted average annual lease escalation* represents the weighted average annual escalation rate of the entire portfolio as if all escalations occurred annually. For escalations based on a formula including CPI, assumes the stated fixed percentage in the contract or assumes 1.5% if no fixed percentage is in the contract. For contracts with no escalations remaining in the current lease term, assumes the escalation in the extension term. Calculation excludes contracts representing less than 0.2% of annualized base rent and interest where there are no further escalations remaining in the current lease term and there are no extension options.
[3] S|T|O|R|E defines *occupancy* as a property being subject to a lease or loan contract. As of September 30, 2017, the Company owned 19 properties that were vacant and not subject to a contract; subsequent to September 30, 2017, eight of these properties were re-leased, one was sold and the Company's occupancy rate improved from 99.0% to 99.5%.
[4] The *number of properties not currently operating but subject to a lease* represents the number of our investment locations that have been closed by the tenant but remain subject to a lease.
[5] The *percentage of investment portfolio subject to master leases* represents the percentage of the investment portfolio in multiple properties with a single customer subject to master leases. Based on annualized base rent and interest, 85% of the investment portfolio involves multiple properties with a single customer, whether or not subject to a master lease.
[6] The *average investment amount/replacement cost (new)* represents the ratio of purchase price to replacement cost (new) at acquisition.
[7] Through September 30, 2018, we have received unit-level and/or corporate-level financial reporting from 91% of our property locations.
[8] S|T|O|R|E calculates *unit fixed charge coverage ratio* generally as the ratio of (i) the unit's EBITDAR, less a standardized corporate overhead expense based on estimated industry standards, to (ii) the unit's total fixed charges, which are its lease expense, interest expense and scheduled principal payments on indebtedness. The *4-Wall coverage ratio* refers to a unit's FCCR before taking into account standardized corporate overhead expense. The weighted average unit FCCR and 4-Wall coverage ratios were 2.9x and 3.6x, respectively, as of September 30, 2018, 2.8x and 3.6x, respectively, as of September 30, 2017 and 2.8x and 3.5x, respectively, as of September 30, 2016.
[9] The *proportion of investment contracts rated investment grade* represents the percentage of our contracts (based on annualized base rent and interest) that have a STORE Score that is investment grade. We measure the credit quality of our portfolio on a contract-by-contract basis using the STORE Score, which is a risk measure reflective of both the credit risk of our tenants and the profitability of the operations at the properties.

Pages 20 and 21:
[1] Data as of September 30, 2018, 2017 and 2016, by percentage of annualized base rent and interest (annualized based on rates in effect on September 30, 2018, 2017 and 2016, for all leases, loans and direct financing receivables in place as of those dates).

Page 23:
[1] Data based on information available on customer websites, news releases and/or SEC filings.
[2] Data as of September 30, 2018, by percentage of annualized base rent and interest (annualized based on rates in effect on September 30, 2018, for all leases, loans and direct financing receivables in place as of that date).

FOOTNOTES

Page 24:
[1] Based on annualized base rent and interest.
[2] Represents the percentage of our properties that are occupied. S|T|O|R|E defines *occupancy* as a property being subject to a lease or loan contract. As of September 30, 2017, the Company owned 19 properties that were vacant and not subject to a contract; subsequent to September 30, 2017, eight of these properties were re-leased, one was sold and the Company's occupancy rate improved from 99.0% to 99.5%.

Page 25:
[1] We measure the credit quality of our portfolio on a contract-by-contract basis using the STORE Score, which is a proprietary risk measure reflective of both the credit risk of our tenants and the profitability of the operations at our properties. The STORE Score is a quantitative measurement of contract risk computed by multiplying tenant default probabilities (using Moody's RiskCalc) and estimated store closure probabilities (using a simple algorithm we developed that has closure probabilities ranging from 100% to 10%, depending on unit-level profitability). Qualitative features can also impact investment risk, such as low property investment amounts, favorable tenant debt capital stacks, the presence of third party guarantors, or other factors. Such qualitative factors are not included in the STORE Score and may serve to mitigate investment risk even further.

Page 27:
[1] Acquisitions represent the total of acquisitions of real estate and investment in loans and direct financing receivables. Dispositions represent the original acquisition cost of real estate sold and loan repayments received in conjunction with real estate sales.
[2] Refer to pages 46 through 48 and page 52 for definitions of these non-GAAP financial measures and reconciliation to GAAP net income.
[3] Gross Rate of Return represents initial cap rate plus weighted average annual lease escalators. Gross returns do not represent the actual returns we may earn on properties.

Page 28:
[1] Source: IBES Thomson Reuters. Data as of December 31, 2017. Represents 3-year historical normalized diluted EPS growth of five companies: CME Group Inc., Macerich Company, PPL Corporation, Ventas Inc., and Welltower Inc.
[2] Market data as of September 28, 2018; P/E multiple and EPS growth per CapIQ.

Page 29:
[1] See footnote 4 to page 14 on page 54.
[2] Based on annualized total returns earned by management's prior investment vehicles while operating as a public company, compared to annualized total returns on the MSCI US REIT Index during the same periods. The past performance of these investment vehicles is not an indicator of S|T|O|R|E's future performance, and S|T|O|R|E's performance may be significantly less favorable than the past performance data included in this presentation. Moreover, some of the past performance data covers periods with economic characteristics and cycles and interest rate environments that are significantly different from those S|T|O|R|E faces today and may face in the future.

Page 32:
Source: Green Street Advisors, U.S. Treasury, Company data and with respect to FFCA and Spirit, publicly available SEC company filings
[1] Risk for each sector measured as the standard deviation of capitalization rates during the periods of operation of FFCA, Spirit and S|T|O|R|E from January 1994 to December 2017.
[2] The Sharpe Ratio measures the ratio of excess returns to risk, using the spread between capitalization or lease rates and the 10-year U.S. Treasury yields to measure excess returns, and using the standard deviation of returns to measure risk. All ratios are calculated using capitalization or lease rate data during which FFCA and Spirit were publicly traded companies and the period since S|T|O|R|E's inception. The ratio is calculated based on historical data from January 1994 to December 2017, and future returns and risk may not be consistent with this historical data.

Page 40:
Note: Data through December 31, 2017.
[1] Growth from reinvested cash flow is equal to (i) the incremental cash flow added from reinvesting retained cash assuming a prior period payout ratio of 72%, leveraged at 45% with a borrowing cost of 4.25% and amortization of 45 years, reinvested at 7.75% less incremental operating costs of 0.25% divided by (ii) prior period rents assuming assets were acquired at 7.75%.
[2] Represents an unlevered growth rate.

Page 46:
[1] See page 52 for discussion regarding use of Funds From Operations and Adjusted Funds from Operations.
[2] Under the two-class method, earnings attributable to unvested restricted stock are deducted from earnings in the computation of per share amounts where applicable.

Page 49:
[1] See page 53 for discussion regarding use of EBITDA*re*, Adjusted EBITDA*re* and Adjusted Debt.

Page 50:
[1] See page 53 for discussion regarding use of EBITDA*re*, Adjusted EBITDA*re* and Adjusted Debt.






Pet Paradise
1675

STORE capital
Single Tenant Operational Real Estate®

Values Added By Design

Investor and Media Contacts
Financial Profiles, Inc.
Moira Conlon, 310.622.8220
Tricia Ross, 310.622.8226
STORECapital@finprofiles.com

Corporate Headquarters
8377 East Hartford Drive, Suite 100
Scottsdale, Arizona 85255
480.256.1100
www.STOREcapital.com